UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2005
Knight Fuller, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

333-87968	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)
3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (See General Instruction 1.2 below.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective October 18, 2005, Knight Fuller, Inc. (the “Company”) terminated Cordovano and Honeck LLP (“CH”) as the Company’s independent auditors. The Board of Directors of the Company approved the termination of CH.

CH’s report on the Company’s financial statements for the fiscal year ended December 31, 2004 contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. Other than such statement, no report of CH on the financial statements of the Company for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and through October 18, 2005: (i) the Company had no disagreements with CH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CH, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (ii) CH did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-B.

The Company provided CH with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of CH’s letter, dated October 18, 2005, stating its agreement with such statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c). Exhibit 16. Letter of Cordovano and Honeck LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2005	KNIGHT FULLER, INC. By: /s/ Howard Livingston Howard Livingston, Chief Financial Officer